EXHIBIT 10.68

                               SECURITY AGREEMENT

     AGREEMENT, dated April 24, 1996, between Fox/Lorber Associates, Inc. ("Debtor") and WinStar New Media Company, Inc. ("Secured Party").

                  WHEREAS, Secured Party has advanced funds to Debtor, evidenced by a certain Senior Secured Negotiable Promissory Note ("Note") dated the date hereof, and may advance additional funds to Debtor in the future to be evidenced by such Note, all pursuant to the terms of an Agreement and Plan of Reorganization ("Exchange Agreement"), dated the date hereof, among Debtor, Non Fiction Films Inc.
("NFF"), GFL Communications, Inc. ("GFL") and Richard Lorber.

                  IT IS AGREED:

                  1. To enable Debtor to acquire new value, and to secure the indebtedness to Secured Party created by the extension of such new value, as evidenced by the Note, and also to secure any and all future advances or loans which may be made by the Secured Party to the Debtor at the request of the Debtor and any other payments or debts of any kind owed or to become owed by Debtor to Secured Party or NFF, the Debtor hereby grants and conveys to Secured Party a security interest and mortgages, to the extent of Debtor's indebtedness and obligations to Secured Party, in:

     (a) the property described on Schedule A annexed hereto and made a part hereof, which the Debtor represents is and will be used for business,

                         (b)      all proceeds and profits thereof, if any, and

     (c) all increases, substitutions, replacements, additions and accessions thereto (the foregoing (a), (b) and (c) hereinafter called the "Collateral").

     2. Debtor represents and warrants to Secured Party as follows:

     (a) except as disclosed to NFF in the Exchange Agreement, Debtor is the lawful owner of the Collateral free from any Encumbrance (hereinafter defined) whatsoever, has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons;

     (b) except as disclosed to NFF in the Exchange Agreement, the lien granted by Debtor to Secured Party on the Collateral is a first priority security interest, and there are no other mortgages, pledges, liens, security interests, claims, encumbrances or charges of any kind ("Encumbrances") on any of such property; and

     (c) the Note is and will be senior to all of Debtor's other obligations for borrowed funds and no obligations for borrowed funds shall be paid by Debtor prior to the Note without the Secured Party's prior written consent.

                  3.       Debtor agrees with Secured Party as follows:

     (a) to pay and perform all of the obligations secured by this Agreement according to their terms.




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     (b) to do the  following on demand of the Secured  Party:  furnish  further assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this Agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue, record or terminate the security interest of the Secured Party in the Collateral and pay all costs of filing in connection therewith.

     (c) to keep the Collateral free and clear of all attachments, levies, taxes and Encumbrances of every kind and nature, other than the liens created hereby.

     (d) to retain possession of the Collateral during the existence of this Agreement; keep the Collateral at the locations specified in Schedule A and not to remove same (except in the usual course of business for temporary periods) without the prior written consent of Secured Party; and keep the Collateral, at Debtor's own cost and expense, in good repair and condition and available for inspection by Secured Party at all reasonable times.

     (e) to pay, when due, all taxes, assessments and license fees relating to the Collateral.

     (f) to keep the Collateral fully insured against loss by fire, theft and other casualties, to give immediate written notice to Secured Party and to insurers of loss or damage to the Collateral and to promptly file proofs of loss with insurers.

     (g) to comply with the terms and conditions of any leases covering the premises wherein the Collateral is located and any orders, ordinances, laws or statutes of any city, state or governmental department having jurisdiction with respect to such premises or the conduct of business thereon, and, when requested by Secured Party, to execute any written instruments and do any other acts necessary to effectuate more fully the purposes and provisions of this Agreement.

                  4. Secured Party shall execute all documents and take all actions reasonably necessary to subordinate its lien to any lien on any specific production series of Debtor, or rights and/or proceeds therein, granted in favor of the third party independent financier, licensee or acquirer of such specific production series or rights therein.

                  5. All notices to any party hereof shall be in writing and shall be sufficiently given if delivered to such party in person, by Federal Express or similar receipted delivery, sent by facsimile transmission, or, if mailed, postage prepaid, by certified mail, return receipt requested, addressed to such party at its address as set forth below or to such other address as it, by written notice to the others, may designate from time to time.

                  If to Debtor:

                           Fox/Lorber Associates, Inc.
                           419 Park Avenue South
                           New York, New York  10016
                           Attn:  President
                           Fax No.:  (212) 685-2625




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                  If to Secured Party:

                           WinStar New Media Company, Inc.
                           230 Park Avenue
                           Suite 3126
                           New York, New York  10109
                           Attn:  Stuart B. Rekant
                           Fax No.:  (212) 972-6610

                  In either case, with a copy to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York  10016
                           Attn:  David Alan Miller, Esq.
                           Fax No.:  (212) 682-2320

                  and to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           399 Park Avenue
                           New York, New York  10022
                           Attention:  Steven H. Scheinman, Esq.
                           Fax No.:  (212) 872-1002


     6. (a) The following shall constitute an "Event of Default" by Debtor hereunder:

     (i) the failure by Debtor to comply with, or perform any provision of, or an "Event of Default" occurs under, the Note;

     (ii) a breach by the Debtor of any of its representations, warranties or covenants contained in this Security Agreement;

     (iii) the breach by the Debtor or Richard Lorber of any of its or his representations, warranties or covenants contained in the Exchange Agreement if such breach has either been acknowledged in writing by Debtor or Richard Lorber or has been finally adjudicated;

     (iv) the loss, theft, damage or destruction to or of any of the Collateral which loss, damage or destruction has a material adverse effect on the value of the Collateral or Debtor's business or financial condition;

     (v) Debtor shall become insolvent, cease operations, dissolve, terminate its business existence, make an assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of its property;

     (vi) any proceedings under any bankruptcy or insolvency law shall be commenced by Debtor or any guarantor or endorser of the Obligations;




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     (vii)  any  proceeding  under any  bankruptcy  or  insolvency  law shall be commenced against Debtor or any guarantor or endorser of the Obligations which Debtor acquiesces to or fails to have dismissed within ten (10) days; and

     (viii) subjection of any of the Collateral to levy of execution or other judicial process.

     (b) Upon the occurrence of an Event of Default hereunder, Secured Party shall have all the rights, remedies and privileges with respect to repossession, retention and sale of the Collateral and disposition of the proceeds as are accorded by the applicable sections of the New York Uniform Commercial Code.

     (c) Upon the occurrence of an Event of Default hereunder and upon demand of Secured Party, Debtor shall assemble the Collateral and make it available to Secured Party at the place and at the time designated in the demand.

     (d) Upon the occurrence of an Event of Default hereunder, the reasonable attorneys' fees and the legal and other expenses for pursuing, searching for, receiving, taking, keeping, storing, advertising and selling the Collateral incurred by Secured Party shall be chargeable to and paid by Debtor.

     (e) Debtor shall remain liable for any deficiency resulting from a sale of the Collateral and shall pay any such deficiency to Secured Party forthwith on demand.

     (f) If Debtor shall default in the performance of any of the provisions of this Agreement on the Debtor's part to be performed, Secured Party may perform same for Debtor's account and any monies expended in so doing shall be chargeable with interest to Debtor and added to the Obligations owed to Secured Party.

                  7. Secured Party is hereby authorized to file UCC-1 Financing Statements to perfect the security interest granted herein. Debtor hereby irrevocably grants to Secured Party a power of attorney to file amendments to the UCC-1 Financing Statements, and to execute and file such other documents as may be necessary to perfect the security interests contemplated hereby, including the filing of manually signed copies of such UCC-1 Financing Statements with the United States Copyright Office, together with a written acknowledgement signed by Debtor that (i) any and all of Debtor's copyrights are being collaterally assigned to Secured Party and (ii) such copyrights shall be deemed assigned to Secured Party if and when Secured Party enforces its lien granted hereunder.

                  8. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

                  9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

                  10. The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and their respective legal representatives, successors, estates and assigns.




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                  11. The gender and number used in this Agreement are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

     12. This Agreement may only be amended or modified by a writing duly executed by the parties to this Agreement.

                  13. The failure of any of the parties hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.

                  14. Debtor hereby acknowledges and agrees that, notwithstanding anything to the contrary herein, (i) the Note issued, and security interest granted, to Secured Party by Debtor are not on account of an antecedent debt but are instead in consideration for the new value provided to Debtor by Secured Party (ii) the collateral covered by the security interest granted to Secured Party is unique and subject to waste if misused or mismanaged and the security interest cannot be adequately protected by a replacement lien in other collateral; and (iii) the exercise of any rights ("Rights") (a) by Secured party in accordance with the terms and provisions of the Note, this Security Agreement and applicable law, or (b) by NFF, solely as a shareholder of GFL, or by GFL, solely as a shareholder of Debtor, under the Certificate of Incorporation or By-laws of GFL or Debtor, or under applicable law, shall not be deemed to be "excessive control" by Secured Party, NFF or GFL. Debtor hereby waives any claim that the exercise of any such Rights by Secured Party, NFF, or GFL shall be deemed to be "excessive control" by Secured Party, NFF or GFL.

                  IN WITNESS WHEREOF, the parties have signed this Agreement on this 24th day of April, 1996.

                                     DEBTOR:

                                                     FOX/LORBER ASSOCIATES, INC.


                                                     By:_______________________
                                                       Richard Lorber, President



                                 SECURED PARTY:

                                                 WINSTAR NEW MEDIA COMPANY, INC.


                                                     By:________________________
                                                     Stuart B. Rekant, President




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                                   SCHEDULE A


                   Identification and Location of Collateral:


Collateral

All assets of Debtor of every kind, including goods, consumer goods, contract rights, personal property, equipment, fixtures, inventory, cash, chattel paper, accounts, documents, instruments and contracts and all general intangibles, including patents, pending and issued, copyrights, trademarks, technology and software and all other property used in the regular operations of the businesses of Debtor, whether now owned or hereafter acquired, and all proceeds, substitutions and products thereof. At the Following Location

419 Park Avenue South
New York, New York  10016



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